EXHIBIT 99.1


       Epiq Systems, Inc. Announces First Quarter 2007 Results


    KANSAS CITY, Kan.--(BUSINESS WIRE)--April 24, 2007--Epiq Systems, Inc. (NASDAQ: EPIQ) today announced results of operations for the first quarter of 2007 with operating revenue (total revenue less operating revenue from reimbursed direct costs) of $35.1 million compared to $38.7 million for the fourth quarter of 2006 and $32.6 million for the same period last year. An expanded discussion of operating revenue is provided below.

    Net income for the first quarter of 2007 was $0.2 million, or $0.01 per share compared to a net loss of $2.1 million or ($0.11) per share for the fourth quarter of 2006 and a net loss of $1.7 million or ($0.09) per share for the year ago quarter. First quarter 2007 results include a non-cash $2.1 million mark-to-market/convertible debt accretion expense. During the first quarter of 2007 we recognized $0.3 million of non-cash share-based compensation expense compared to $3.7 million in the fourth quarter of 2006 and $0.5 million in the first quarter of 2006 and the first quarter of 2006 reflects a deferral of $6.4 million of revenue. These items are included as adjustments for the non-GAAP profit measures provided below.

    First quarter 2007 net cash provided by operating activities was $8.9 million compared to $10.9 million for the fourth quarter of 2006 and $5.7 million for the year ago quarter. A condensed consolidated cash flow statement is attached.

    Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP operating revenue (operating revenue before reimbursed direct costs adjusted to include deferred revenue accounted for under SOP 97-2, "Software Revenue Recognition," in the period in which the services were provided and to exclude the revenue in the later period in which the deferred revenue is recognized), (ii) non-GAAP adjusted EBITDA (net income before interest/financing, taxes, depreciation, amortization, share-based compensation, and acquisition related expenses, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized) and (iii) non-GAAP net income (net income before amortization of acquisition related intangibles, share-based compensation, acquisition-related expenses, the effect of tax adjustments which are outside of our anticipated effective tax rate, capitalized loan fee amortization, and embedded option mark-to-market expense/convertible debt accretion, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized, all net of tax). Reconciliation statements for non-GAAP operating revenue, non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share are attached.

    Non-GAAP operating revenue for the first quarter of 2007 was $35.1 million compared to $38.7 million for the fourth quarter of 2006 and $39.0 million for the same period last year. Non-GAAP operating revenue for the first quarter of 2006 includes $6.4 million for services which were provided during the quarter and the revenue was recognized in a later period.

    First quarter 2007 non-GAAP adjusted EBITDA was $11.3 million, compared to $8.9 million for the fourth quarter of 2006 and $12.4 million for the year ago quarter.

    Non-GAAP net income for the first quarter of 2007 was $3.5 million or $0.16 per share, compared to $2.8 million or $0.15 per share for the fourth quarter of 2006 and $4.4 million or $0.20 per share for the year ago quarter. Non-GAAP net income includes a non-cash mark-to-market expense for an embedded option for our convertible notes, which increased $0.6 million compared to the fourth quarter of 2006 and increased $1.1 million compared to the same period last year. The first quarter of 2007 includes $0.2 million of share-based compensation expense compared to $2.2 million in the fourth quarter of 2006 and $0.4 million in the first quarter of 2006.

    Operating revenue for Electronic Discovery for the first quarter of 2007 was $10.1 million, a 21% increase compared to both the fourth quarter of 2006 and the first quarter of 2006 (the highest revenue quarter of 2006 for electronic discovery, related to a particularly large client engagement). New client engagements combined with expansion of work for existing clients contributed to the increase in operating revenue for the first quarter of 2007. Non-GAAP adjusted EBITDA for Electronic Discovery was $5.2 million, a 61% increase compared to the fourth quarter of 2006 and a 4% increase compared to the first quarter of 2006. In making comparisons between periods, it is important to note that Epiq Systems invested heavily throughout 2006 following the November 2005 acquisition of nMatrix. Accordingly, the cost structure, size of management team, and service capacity of the electronic discovery business were much smaller in the first quarter of 2006 than in the first quarter of 2007. Since the beginning of 2007, increased revenues against the modified cost structure have resulted in increased profitability.

    Non-GAAP operating revenue for the Bankruptcy Trustee business for the first quarter of 2007 was $8.3 million, compared to $8.8 million in both the fourth quarter of 2006 and for the same period last year. Changes in revenue between the quarters are related to ordinary quarterly fluctuations in total bankruptcy deposits and caseloads across all clients. Retention of existing clients remains extremely high and we closed a variety of new client engagements during the first quarter. Non-GAAP adjusted EBITDA for the Bankruptcy Trustee business was $5.7 million compared to $6.1 million in the fourth quarter of 2006 and $6.0 million for the first quarter of 2006. Non-GAAP adjusted EBITDA fluctuations between the quarters are primarily related to the quarterly fluctuations in operating revenue.

    Operating revenue for Settlements & Claims (i.e. aggregate results for Chapter 11 bankruptcy, class action and related business) for the first quarter of 2007 was $16.7 million compared to $21.5 million in the fourth quarter of 2006 and $21.8 million in the first quarter of 2006. The revenue difference was caused primarily by a reduced number of new class action client engagements closed in 2006 that carry forward in 2007. A new managing director for class action was appointed in October 2006 and a new vice president of sales for class action joined the business in April 2007. Non-GAAP adjusted EBITDA for Settlements & Claims was $5.0 million for the first quarter of 2007 compared to $4.2 million in the fourth quarter of 2006 and $5.0 million for the same period last year. The profit margin for Settlements & Claims increased in the first quarter of 2007 versus 2006 because of a shift in revenue mix caused by reduced client requirements for document management services, which carry a lower profit margin than case management services. Client needs for document management vary by quarter according to timing considerations and the lifecycle stage for client engagements.

    Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, "We are very pleased that 2007 is off to a strong start, in particular for our electronic discovery business, which continues to build momentum. February and March represented the top two all-time revenue months for electronic discovery in the United States, and March set a new all-time high for electronic discovery revenue in the United Kingdom.

    "Our national bankruptcy franchise for Chapters 7, 11 and 13 is well positioned to benefit from increased filings of new bankruptcy cases. For the first three months of 2007, business filings are up 60% and consumer filings are up 70% compared to the first three months of 2006. Financial difficulties in the sub-prime market and current new recruiting drives in the bankruptcy departments of top law firms point to potential significant future increases in Chapter 11 activity."

    Key events in the first quarter of 2007 include:

    -- The company further established its technology leadership in the legal market with a major software release in the first quarter for TCMS(R), the company's Chapter 7 case management software.

    -- During the first quarter, we expanded our management organization with two new sales vice presidents to serve each of the electronic discovery and class action markets.

    -- 0.62 million bankruptcies were filed in the U.S. Court for the twelve month period ended December 31, 2006.

    -- The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $5.7 trillion and $2.4 trillion, respectively, as of December 31, 2006.

    Conference Call

    The Company will host a conference call today at 3:30 p.m. central time to discuss these results. The Internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, call (800) 922-9655 before 3:30 p.m. central time. The archive of the Internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through May 31, 2007 beginning approximately two hours after the call ends. To access the replay, call (877) 519-4471 and enter pin #8701357.

    Company Description

    Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

    Forward-looking and Cautionary Statements

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

    For more information

    Mary Ellen Berthold, Epiq Systems, Inc., telephone: 913-621-9500, email: ir@epiqsystems.com



                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                                                    Three months ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   ---------- --------

 REVENUE:
   Case management services                          $20,832  $18,901
   Case management bundled software license,
    software upgrade and postcontract customer
    support services                                   6,678      685
   Document management services                        7,585   12,975
                                                   ---------- --------
   Operating revenue before reimbursed direct
    costs                                             35,095   32,561
   Operating revenue from reimbursed direct costs      6,033    5,657
                                                   ---------- --------
     Total Revenue                                    41,128   38,218
                                                   ---------- --------

 OPERATING EXPENSES:
   Direct costs of services                           10,331   14,376
   Direct costs of services - bundled                    887    1,035
   Reimbursed direct costs                             6,022    5,720
   General and administrative                         12,924   11,699
   Depreciation and software and leasehold
    amortization                                       2,961    2,297
   Amortization of identifiable intangible assets      2,524    2,767
                                                   ---------- --------
     Total Operating Expenses                         35,649   37,894
                                                   ---------- --------

 INCOME FROM OPERATIONS                                5,479      324
                                                   ---------- --------

 EXPENSES (INCOME) RELATED TO FINANCING:
   Interest income                                        (8)     (46)
   Interest expense                                    5,102    3,310
                                                   ---------- --------
     Net Expenses (Income) Related to Financing        5,094    3,264
                                                   ---------- --------

 INCOME (LOSS) BEFORE INCOME TAXES                       385   (2,940)

 INCOME TAX PROVISION (BENEFIT)                          235   (1,191)
                                                   ---------- --------

 NET INCOME (LOSS)                                      $150  $(1,749)
                                                   ========== ========

 NET INCOME (LOSS) PER SHARE INFORMATION:
     Net income (loss) per share - Diluted             $0.01   $(0.09)
                                                   ========== ========

 WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED                                20,520   19,284
                                                   ========== ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                           March 31,     December 31,
                                             2007           2006
                                        --------------- --------------
                 ASSETS
 ASSETS:
   Cash and cash equivalents                    $4,933         $5,274
   Trade accounts receivable, net               33,688         33,066
   Property, equipment and leasehold
    improvements, net                           23,320         23,153
   Goodwill                                    261,541        260,609
   Other intangibles, net                       41,316         43,840
   Other                                        16,477         16,278
                                        --------------- --------------

 Total Assets                                 $381,275       $382,220
                                        =============== ==============


  LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
   Accounts payable                             $8,571         $7,930
   Indebtedness                                148,093        154,361
   Other liabilities                            39,756         35,750
 STOCKHOLDERS' EQUITY                          184,855        184,179
                                        --------------- --------------

 Total Liabilities and Stockholders'
  Equity                                      $381,275       $382,220
                                        =============== ==============




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (Unaudited)

                                                    Three months ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   ---------- --------

 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                    $150  $(1,749)
   Non-cash adjustments to net income (loss):
     Depreciation and amortization                     5,485    5,064
     Other, net                                        1,466   (1,641)
   Changes in operating assets and liabilities,
    net                                                1,763    3,982
                                                   ---------- --------
       Net cash provided by operating activities       8,864    5,656
                                                   ---------- --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid for business combinations, net                -     (150)
   Other                                              (3,216)  (3,922)
                                                   ---------- --------
       Net cash used in investing activities          (3,216)  (4,072)
                                                   ---------- --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (payments) borrowings on indebtedness          (8,612)  (9,712)
   Other                                               2,623    1,392
                                                   ---------- --------
       Net cash (used in) provided by financing
        activities                                    (5,989)  (8,320)
                                                   ---------- --------

 NET DECREASE IN CASH AND CASH EQUIVALENTS             $(341) $(6,736)
                                                   ========== ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF OPERATING REVENUE TO
                      NON-GAAP OPERATING REVENUE
                            (In thousands)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007       2006        2006
                                      --------- ------------ ---------
 OPERATING REVENUE BEFORE REIMBURSED
  DIRECT COSTS                         $35,095      $38,651   $32,561

 Less:
   Deferred revenue (SOP 97-2)               -            -     6,438
                                      --------- ------------ ---------

 NON-GAAP OPERATING REVENUE            $35,095      $38,651   $38,999
                                      ========= ============ =========

Note: The adjustment reverses the effect of deferred revenue related to a specific 36 month Chapter 7 bankruptcy arrangement spanning October 2003 - September 2006. Throughout the 36 month fixed term of the arrangement the company provided services to clients and received ordinary course cash payments each month. However, based on the structure of this arrangement, SOP 97-2 required the deferral of substantially all revenue from the arrangement to the final two quarterly periods. A deferral of $66.1 million of revenue was reported through the first quarter of 2006, of which $60.1 million was recognized in the second quarter of 2006 and $6.0 million was recognized in the third quarter of 2006. Although revenue from the arrangement was deferred, under generally accepted accounting principals the related costs were not deferred but rather recognized as incurred. Revenue for arrangements in periods prior to October 2003 and for the current arrangement, which began October 1, 2006, are recognized in the period the services are provided.




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF BANKRUPTCY TRUSTEE OPERATING REVENUE TO BANKRUPTCY
                  TRUSTEE NON-GAAP OPERATING REVENUE
                            (In thousands)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007       2006        2006
                                      --------- ------------ ---------
 OPERATING REVENUE BEFORE REIMBURSED
  DIRECT COSTS                          $8,266       $8,780    $2,359

 Less:
   Deferred revenue (SOP 97-2)               -            -     6,438
                                      --------- ------------ ---------

 NON-GAAP OPERATING REVENUE             $8,266       $8,780    $8,797
                                      ========= ============ =========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF NET INCOME (LOSS) TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007       2006        2006
                                      --------- ------------ ---------

 NET INCOME (LOSS)                        $150      $(2,093)  $(1,749)

   Deferred revenue (SOP 97-2)               -            -     6,438
   Acquisition related expense               -           33         -
   Depreciation and amortization         5,485        5,645     5,064
   Share-based compensation                311        3,689       530
   Expenses related to financing, net    5,094        4,156     3,264
   Provision for (benefit from)
    income taxes                           235       (2,514)   (1,191)
                                      --------- ------------ ---------
                                        11,125       11,009    14,105
                                      --------- ------------ ---------

 NON-GAAP ADJUSTED EBITDA              $11,275       $8,916   $12,356
                                      ========= ============ =========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
             BANKRUPTCY TRUSTEE NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007       2006        2006
                                      --------- ------------ ---------

 SEGMENT PERFORMANCE MEASURE            $5,735       $6,141     $(466)

   Deferred revenue (SOP 97-2)               -            -     6,438
                                      --------- ------------ ---------

 NON-GAAP ADJUSTED EBITDA               $5,735       $6,141    $5,972
                                      ========= ============ =========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF NET INCOME (LOSS) TO
                         NON-GAAP NET INCOME
                            (In thousands)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007       2006        2006
                                      --------- ------------ ---------

 NET INCOME (LOSS)                        $150      $(2,093)  $(1,749)

 Plus (net of tax):
   Deferred revenue (SOP 97-2)               -            -     3,779
   Amortization of acquisition
    intangibles                          1,527        1,789     1,674
   Share-based compensation                221        2,215       350
   Acquisition related expense               -           20         -
   Effective tax rate                       67            -         -
   Loan fee amortization                   238          224       221
   Non-cash embedded option charges      1,295          678       164
                                      --------- ------------ ---------
                                         3,348        4,926     6,188
                                      --------- ------------ ---------

 NON-GAAP NET INCOME                    $3,498       $2,833    $4,439
                                      ========= ============ =========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       RECONCILIATION OF EPS TO
                             NON-GAAP EPS
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007      2006 (a)     2006
                                      --------- ------------ ---------

 EPS (on a diluted basis)                $0.01       $(0.11)   $(0.09)

 Plus (net of tax):
   Deferred revenue (SOP 97-2)               -            -      0.19
   Amortization of acquisition
    intangibles                           0.07         0.09      0.07
   Share-based compensation               0.01         0.12      0.01
   Acquisition related expense               -            -         -
   Effective tax rate                        -            -         -
   Loan fee amortization                  0.01         0.01      0.01
   Non-cash embedded option charges       0.06         0.04      0.01
                                      --------- ------------ ---------
                                          0.15         0.26      0.29
                                      --------- ------------ ---------

 NON-GAAP EPS (on a diluted basis)       $0.16        $0.15     $0.20
                                      ========= ============ =========

(a) The Non-GAAP EPS calculation excludes adjustments related to convertible debt as such adjustments are antidilutive.




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                           NON-GAAP REVENUE
                            (In thousands)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007       2006        2006
                                      --------- ------------ ---------

   Electronic Discovery                $10,112       $8,353    $8,375
   Bankruptcy Trustee                    8,266        8,780     8,797
   Settlements & Claims                 16,717       21,518    21,827
                                      --------- ------------ ---------

 NON-GAAP OPERATING REVENUE BEFORE
  REIMBURSED DIRECT COSTS              $35,095      $38,651   $38,999
                                      ========= ============ =========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                        2007       2006        2006
                                      --------- ------------ ---------

   Electronic Discovery                 $5,210       $3,240    $5,012
   Bankruptcy Trustee                    5,735        6,141     5,972
   Settlements & Claims                  4,986        4,229     5,018
   Unallocated                          (4,656)      (4,694)   (3,646)
                                      --------- ------------ ---------

 TOTAL NON-GAAP ADJUSTED EBITDA        $11,275       $8,916   $12,356
                                      ========= ============ =========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                           EPS CALCULATION
                (In thousands, except per share data)
                             (Unaudited)

                                             Three months ended
                                      --------------------------------
                                      March 31, December 31, March 31,
                                       2007 (a)     2006 (a)  2006 (a)
                                      --------- ------------ ---------


 NET INCOME (LOSS)                        $150      $(2,093)  $(1,749)
   Interest expense adjustment for
    convertible debt                         -            -         -
                                      --------- ------------ ---------

 ADJUSTED FOR DILUTED CALCULATION         $150      $(2,093)  $(1,749)
                                      ========= ============ =========

 DILUTED WEIGHTED AVERAGE SHARES        19,511       19,477    19,284
   Adjustment to reflect stock
    options                              1,009            -         -
   Adjustment to reflect convertible
    debt shares                              -            -         -
                                      --------- ------------ ---------

 ADJUSTED FOR DILUTED CALCULATION       20,520       19,477    19,284
                                      ========= ============ =========

 NET INCOME (LOSS) PER SHARE -
  DILUTED                                $0.01       $(0.11)   $(0.09)
                                      ========= ============ =========

(a) Convertible debt is antidilutive and therefore excluded from EPS calculation.



    CONTACT: Epiq Systems, Inc.
             Mary Ellen Berthold, 913-621-9500
             email: ir@epiqsystems.com